    As filed with the Securities and Exchange Commission on October 26, 2001
                                                      Registration No. 333 -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                     --------------------------------------

                                IVAX CORPORATION
             (Exact name of registrant as specified in its charter)

            Florida                                              16-1003559
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                    4400 BISCAYNE BLVD., MIAMI, FLORIDA 33137
               (Address of Principal Executive Offices, Zip Code)

                IVAX CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                 STEVEN D. RUBIN
                             SENIOR VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                                IVAX CORPORATION
                             4400 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33137
                                 (305) 575-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                ------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

============================== ============== ============================ ============================ =======================
TITLE OF SECURITIES              AMOUNT TO     PROPOSED MAXIMUM OFFERING       PROPOSED MAXIMUM              AMOUNT OF
TO BE REGISTERED               BE REGISTERED      PRICE PER UNIT (1)       AGGREGATE OFFERING PRICE (1)    REGISTRATION FEE
------------------------------ -------------- ---------------------------- ---------------------------- -----------------------
COMMON STOCK, $.10 PAR VALUE    2,500,000(2)            $22.11                    $55,275,000                $13,818.75
------------------------------ -------------- ---------------------------- ---------------------------- -----------------------
COMMON STOCK PURCHASE           2,343,750                __                          __                         __
RIGHTS(3)
------------------------------ -------------- ---------------------------- ---------------------------- -----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices per share of Common Stock of IVAX Corporation on October 22, 2001 on the American Stock Exchange.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

(3) The common stock purchase rights are attached to, and trade and transfer with, the common stock. The common stock purchase rights are only exercisable upon the occurrence of certain prescribed events, none of which has occurred.

                       REGISTRATION STATEMENT ON FORM S-8

         This Registration Statement on Form S-8 is filed solely for the purposes of registering additional shares of common stock issuable under our 1997 Employee Stock Option Plan (the "Plan"). We previously filed with the Securities and Exchange Commission (the "Commission") two Registration Statements on Form S-8 on December 22, 1997 (File No. 333-42997) and on February 18, 2000 (File No. 333-30690) in order to register shares of common stock issuable under the Plan. The contents of such earlier Registration Statements are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.
------            --------


Exhibit
Number                      Description
-------                     -----------

5.1               Opinion of Counsel
23.1              Consent of Arthur Andersen LLP (1)
23.2              Consent of Arthur Andersen - Langton Clarke (1)
24.1              Power of Attorney of certain officers of IVAX (2)


--------------
(1)      Filed herewith.
(2)      Included on signature pages of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on July 31, 2001.

                            IVAX CORPORATION

                            By: /s/ Phillip Frost, M.D.
                               -------------------------------------------------
                               Phillip Frost, M.D.
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas E. Beier and Thomas E. McClary, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's registration statement on Form S-8 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                   -----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                                                  Date
---------                          -----                                                  ----

/s/ Phillip Frost, M.D.            Director, Chairman of the Board and Chief         October 26, 2001
-----------------------            Executive Officer
Phillip Frost, M.D.                (Principal Executive Officer)


/s/ Neil Flanzraich                Director, Vice Chairman and President             October 26, 2001
-------------------
Neil Flanzraich


/s/ Jane Hsiao, Ph.D.              Director, Vice Chairman- Technical Affairs and    October 26, 2001
---------------------              Chief Technical Officer
Jane Hsiao, Ph.D.


/s/ Isaac Kaye                     Director and Deputy Chief Executive Officer       October 26, 2001
--------------
Isaac Kaye


/s/ Thomas E. Beier                Senior Vice President - Finance and               October 26, 2001
-------------------                Chief Financial Officer
Thomas E. Beier                    (Principal Financial Officer)


/s/ Thomas E. McClary              Vice President- Accounting                        October 26, 2001
---------------------              (Principal Accounting Officer)
Thomas E. McClary


/s/ Mark Andrews                   Director                                          October 26, 2001
-----------------
Mark Andrews


/s/ Ernst Biekert, Ph.D.           Director                                          October 26, 2001
------------------------
/s/ Ernst Biekert, Ph.D


/s/ Charles M. Fernandez           Director                                          October 26, 2001
------------------------
Charles M. Fernandez


/s/ Jack Fishman, Ph.D.            Director                                          October 26, 2001
-----------------------
Jack Fishman, Ph.D.

                               EXHIBIT INDEX

  Exhibit
  Number           Description
  -------          -----------

  5.1              Opinion of Counsel
  23.1             Consent of Arthur Andersen LLP
  23.2             Consent of Arthur Andersen - Langton Clarke